UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nutriband Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	81-1118176
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

121 South Orange Ave., Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

(Registrant's Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
The Nasdaq Stock Market LLC

(Title of Class)

Common Stock, par value $.001 per share
(Title of Class)

Warrants to Purchase Common Stock
(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259833_(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.    Description of Registrant’s Securities to be Registered

For a description of the common stock, par value $0.001 per share, of Nutriband Inc. (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1, filed by the Registrant with the Securities and Exchange Commission (File No. 333-259833) on September 27, 2021, and as may be further amended from time to time, which information is incorporated by reference herein. Any Current Report on Form 8-K or other Securities Act report, or form of prospectus previously filed by the Registrant pursuant to Rule 424(b) under the Securities Act or otherwise that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.    Exhibits

Exhibit
Number	Exhibit Description

3.1A	Articles of Incorporation. (Filed as Exhibit 3.1A to the the Company’s registration statement on Form 10, which was filed with the Commission on June 2, 2016, and incorporated herein by reference.)

3.1B	Amendment to Articles of Incorporation, filed May 12, 2016. (Filed as Exhibit 3.1B to the the Company’s registration statement on Form 10, which was filed with the Commission on June 2, 2016, and incorporated herein by reference.)

3.1	Certificate of Amendment filed January 22, 2020. (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 27, 2020).

3.2	By-Laws. (Filed as exhibit to the Company’s registration statement on Form 10, which was filed with the Commission on June 2, 2016, and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized..

NUTRIBAND INC

September 28, 2021	By:	/s/ Gareth Sheridan
Chief Executive Officer

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